EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

INTERLINE BRANDS, INC.

OFFER TO EXCHANGE
$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS
7.00%  SENIOR SUBORDINATED NOTES DUE 2018 (CUSIP NUMBER 45874QAB6) WHICH HAVE
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS
7.00% SENIOR SUBORDINATED NOTES DUE 2018 (CUSIP NUMBERS 45874QAA8/U4586GAA3)

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Interline Brands, Inc., a New Jersey corporation (the “Company”) made pursuant to the prospectus dated         , 201   (the “Prospectus”), if certificates for the outstanding $300,000,000 aggregate principal amount of its 7.00% Senior Subordinated Notes due 2018 (CUSIP Numbers 45874QAA8/U4586GAA3) (the “Initial Notes”) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit your notes or other required documents to reach the Company prior to the Expiration Date of the Exchange Offer.  Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wells Fargo Bank, National Association (the “Exchange Agent”) as set forth below.  In addition, in order to utilize the guaranteed delivery, a Letter of Transmittal (or facsimile thereof), must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Certificates for all tendered Initial Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

Delivery to:

Wells Fargo Bank, National Association

Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand:
Wells Fargo Bank,	Wells Fargo Bank,	Wells Fargo Bank,
National Association	National Association	National Association
Corporate Trust Operations	Corporate Trust Operations	12th Floor-Northstar East Building
MAC N9303-121	MAC N9303-121	Corporate Trust Operations
PO Box 1517	Sixth & Marquette Avenue	608 Second Avenue South
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55479

By Facsimile:

[For Eligible Institutions only]
(612) 667-6282

For Information or Confirmation by Telephone:

(800) 344-5128

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure” section of the Prospectus.

Principal Amount of Initial Notes
Tendered(1)

$ ______________________

Certificate Nos. (if available): ___________________________

Total Principal Amount Represented by Initial Notes Certificate(s):	If Initial Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

$ ____________________________________________	Account Number __________________________________

ANY AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number: ____________________________

Must be signed by the holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

(1)          Must be in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

The undersigned, a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer—Procedures for Tendering Initial Notes” section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:                                                          DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM.  CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.